Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cassava Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share
	- Reserved for future issuance under the 2018 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	4,000,000(2)	$28.82(3)	$115,280,000	$92.70	$10,686.46
Total Offering Amounts					$115,280,000		$10,686.46
Total Fee Offsets							$0
Net Fee Due							$10,686.46

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock (“Common Stock”) of Cassava Sciences, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)

Represents 4,000,000 additional shares of Common Stock that were added to the shares authorized for issuance under the Registrant’s 2018 Omnibus Incentive Plan (the “Plan”) pursuant to Amendment No. 1 to the Plan, which was approved by the Registrant’s stockholders on May 5, 2022, the date of the Registrant’s 2022 Annual Meeting.

(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $28.82 was computed by averaging the high and low prices of Common Stock as reported on The NASDAQ Capital Market on June 8, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources